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                                                                   EXHIBIT 23(5)

                                    CONSENT

  We hereby consent to the inclusion in the Registration Statement on Form S-4 of MGM Grand, Inc. ("MGM Grand"), relating to the proposed merger of MGM Grand Acquisition Corp., a wholly owned subsidiary of MGM Grand, with and into Primadonna Resorts, Inc. ("Primadonna"), of our opinion letter dated November 17, 1998 to the Board of Directors of Primadonna appearing as Appendix B to the Proxy Statement/Prospectus that forms a part of such Registration Statement, and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Morgan Stanley & Co. Incorporated

                                          By: /s/ Neil B. Morganbesser
                                              -----------------------------
                                                  Neil B. Morganbesser
Los Angeles, California
January 19, 1999